EXHIBIT 10.1

ADDENDUM TO CONSULTING AGREEMENT

This Addendum To Consulting Agreement (the “Agreement”) is made and entered into on November 27, 2013 by and between Mister Goody, Inc., a Florida corporation (“the Company”); First Market, LLC, a Florida Limited Liability Company (“First Market”); and Brainard Ventures, LLC, a Florida Limited Liability Company (“Brainard Ventures”).

WHEREAS, on November 28, 2012 the Company and First Market entered into a Consulting Agreement (the “Consulting Agreement”) whereby the First Market would  provide management consulting, business advisory, strategic planning and public relations services to the Company;

WHEREAS, on May 9, 2013 First Market was voluntarily dissolved with the Florida Department of State and subsequently on September 9, 2013 Brainard Ventures was named First Market’s sole successor and assign.

WHEREAS, First Market and Brainard Ventures shall hereinafter collectively be referred to as the “Consultant,” and the Company and the Consultant shall hereinafter collectively be referred to as the “parties” and generically as a “party.”

This Agreement amends and modifies the Consulting Agreement as follows:

1.

The Consulting Agreement shall be deemed to have terminated in its entirety on September 10, 2013.

2.

Upon execution of this Agreement, pursuant to the provisions of paragraph 4, below, the Company shall deliver to First Market: (i) a Company check in the amount of $18,000 made payable to Brainard Ventures, LLC, which the parties agree shall satisfy in its entirety the full amount of any and all remaining compensation due to Consultant under Section 3 “Compensation” of the Consulting Agreement for all services performed by Consultant under the Consulting Agreement up to September 10, 2013; (ii) an executed copy of the mutual release (“Mutual Release”) attached hereto as Appendix A.

3.

Upon execution of this Agreement, pursuant to the provisions of paragraph 4, below, Consultant shall deliver to the Company (i) certificate number 1069 for 250,000 shares of Company common stock, along with properly executed stock powers, bank medallion signature guaranteed, which shares shall be immediately cancelled by the Company; (ii) written verification from the Company transfer agent of the Company transfer agent’s receipt of (a) certificate number 1076 for 250,000 shares of Company common stock, and (b) instructions authorizing the tendering of the certificate free delivery to the Company transfer agent with instructions and authorization by Consultant to cancel such shares; which shares shall be immediately cancelled by the Company; (iii) certificate number 1080 for 250,000 shares of Company common stock, along with properly executed stock powers, bank medallion signature guaranteed, which shares shall be immediately cancelled by the Company; and (iv) an executed copy of the Mutual Release.

4.

The parties shall deposit or cause to be deposited their respective delivery items described in paragraphs 2 and 3 above with the Exchange Agent pursuant to the terms of the Exchange Agreement, attached hereto as Appendix B.

5.

Nothing contained in this Agreement shall be construed as an admission by any party of any liability, obligation, wrongdoing or violation of law, or that any party has acted wrongfully with respect to any other party or any other person, or that any party has any rights whatsoever against another party.

6.

Neither party shall make, publish or communicate to any person or entity or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of the other party or its businesses, or any of its employees, directors and officers, and existing and prospective customers, suppliers, investors and other associated third parties. Each party agrees to instruct its officers, directors, employees, shareholders, agents, successors and assigns to abide by the disparagement prohibition contained in this paragraph.

7.

Each party hereby represents and warrants to the other party that:

a.

It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

b.

The execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of such party, and the delivery of this Agreement by such party, have been duly authorized by all necessary action on the part of such party.

c.

This Agreement has been executed and delivered by such party and (assuming due authorization, execution and delivery by the other party hereto) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

d.

It (i) knows of no claims against the other party relating to or arising out of the Agreement that are not covered by the Mutual Release; and (ii) has neither assigned nor transferred any of the claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any claims.

[See Signature Page Attached]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

WITNESS:	COMPANY:

/s/ Holli Arberman	By:	/s/ Joel Arberman
Name: Holli Arberman		Joel Arberman,
Chief Executive Officer

CONSULTANT:

/s/ Elaine Morgan	By:	/s/ Christopher Brainard
Name: Elaine Morgan		Christopher Brainard, Manager,
First Market, LLC

/s/ Elaine Morgan	By:	/s/ Christopher Brainard
Name: Elaine Morgan		Christopher Brainard, Manager,
Brainard Ventures, LLC

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